LEASE AGREEMENT BETWEEN

GOODSON LAND PARTNERS, LLC

AS LANDLORD, AND

ONE UP INNOVATIONS, INC.,

AS TENANT

DATED November 2, 2020

2745 BANKERS INDUSTRIAL DRIVE

ATLANTA, GEORGIA 30360

BASIC LEASE INFORMATION

Lease Date:	November 2, 2020
Landlord:	GOODSON LAND PARTNERS, LLC, a Georgia limited liability company
Tenant:	ONE UP INNOVATIONS, INC., a Georgia corporation
Premises:

That certain building containing approximately 133,200 rentable square feet, and being located at 2745 Bankers Industrial Drive, Atlanta, Georgia 30360 (the “Building”). The land on which the Building is located (the "Land") is described on Exhibit A attached hereto and made a part hereof. The Premises shall include the Building, the Land and the driveways, parking facilities, loading dock areas, roadways, any rail tracks associated with the Building and similar improvements and easements associated with the foregoing or the operation thereof.

Term:

Seventy-four (74) full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 74th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	January 1, 2021
Basic Rent:	Basic Rent shall be the following amounts for the following periods of time:
	Lease Period	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Basic Rent
	1/1/21 – 12/31/21	$4.65	$51,615.00*
	1/1/22 – 12/31/22	$4.79	$53,169.00
	1/1/23 – 12/31/23	$4.93	$54,723.00
	1/1/24 – 12/31/24	$5.08	$56,388.00
	1/1/25 – 12/31/25	$5.23	$58,053.00
	1/1/26 – 12/31/26	$5.39	$59,829.00
	1/1/27 – 2/28/27	$5.55	$61,605.00
	*Basic Rent for January 1, 2021 and February 1, 2021 will be conditionally abated in accordance with Section 4(c) below .

As used herein, the term "Lease Month" means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month for which Basic Rent is payable shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Additional Rent:

Tenant's Proportionate Share of Operating Costs, Taxes and Insurance Costs.

Landlord’s good faith estimate of Tenant’s Proportionate Share of the aforesaid costs for the first Lease Year shall be as follows:

Operating Costs: $0.32/SF;

Taxes: $0.90/SF;

Insurance: $0.05/SF.

Operating Costs for the Lease Period 1/1/21 through 12/31/21 shall not exceed $0.50/SF.

Security Deposit:	$51,615.00
Rent:	Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:

General industrial/warehouse use for the purpose of receiving, storing, shipping, manufacturing, factory showroom and selling (but limited to wholesale sales and ancillary retail sales) products, materials and merchandise made and/or distributed by Tenant and any other lawful purpose.

Tenant's Proportionate Share:

100%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 133,200 rentable square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive and shall be binding upon them.

Tenant's Address:	One Up Innovations, Inc. 2745 Bankers Industrial Drive Atlanta, GA 30360 Attention: Ron Scott Telephone: 770-246-6426 Email: ron@luvubrands.com

Landlord's Address:

Goodson Land Partners, LLC

c/o Reliant Real Estate Partners, LLC

3565 Piedmont Road, NE

Building 2, Suite 740

Atlanta, GA 30305

Attention: Adam Richards

Telephone: 404-760-7180

Email: arichards@reliant-re.com

LEASE

This Lease Agreement (this "Lease") is entered into as of November 2, 2020, between GOODSON LAND PARTNERS, LLC, a Georgia limited liability company ("Landlord"), and ONE UP INNOVATIONS, INC., a Georgia corporation ("Tenant").

1.                   Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. The Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control. Additionally, the following terms shall have the following meanings when used in this Lease: "Affiliate" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "Building's Structure" means the Building's exterior walls, roof, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "Building's Systems" means the Building's HVAC, life-safety, plumbing, electrical, and mechanical systems; "including" means including, without limitation; "Laws" means all federal, state, and local laws with jurisdiction over this Lease, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders, and all interpretations of the foregoing, and all restrictive covenants affecting this Lease, and "Law" means any of the foregoing; "Tenant's Off-Premises Equipment" means any of Tenant's equipment or other property that may be located on or about the Building and Land (other than inside the Premises); and "Tenant Party" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.

2.                   Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. Additionally, subject to the terms of this Lease and Landlord's rules and regulations.

3.                   Tender of Possession. Tenant is currently occupying the Premises and, by occupying the Premises, Tenant shall be deemed to have accepted the Premises in their as-is condition as of the date of such occupancy. Landlord agrees to diligently pursue completion of Landlord’s Work and any punch-list items, if any. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord, and Tenant has only a usufruct which is not subject to levy or sale. Landlord discloses to Tenant, and Tenant acknowledges, that Landlord is the owner of record of the Building and of the Premises. The address of Landlord and the address of the Manager is set forth in the Basic Lease Information.

4.                   Rent.

(a)                 Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord's address provided for in this Lease or as otherwise specified by Landlord. The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent shall be payable monthly in advance. Basic Rent shall be payable on the first day of each month beginning on the first day of the third (3rd) Lease Month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.

(b)                Operating Costs.

(1)                Tenant shall pay to Landlord Tenant's Proportionate Share of the annual Operating Costs (defined below). Landlord may make a good faith estimate of Tenant's Proportionate Share of Operating Costs to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Tenant's Proportionate Share of Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the amount of Tenant's Proportionate Share of Operating Costs to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant's Proportionate Share of Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of Tenant's Proportionate Share of Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

(2)                The term "Operating Costs" means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Premises, determined in accordance with sound accounting principles consistently applied, including, without limitation, the following costs: (A) intentionally omitted; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the common areas of the Land, excluding the interior of the Premises; (C) intentionally omitted (D) repairs, replacements, and general maintenance of the Premises including paving and parking areas, roads, roof repairs (but not replacement), , sweeping and removal of trash for the common areas, mowing and snow removal, landscaping and exterior painting, the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting, and, to the extent the following items serve more than one tenant in the Premises, dock doors, drains and sump pumps; (E)  a 2% management fee); (F) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, and security of the Premises; (G) intentionally omitted; (H) intentionally omitted; (I) the cost of any insurance deductibles for insurance required to be maintained by Landlord; and (J) costs for improvements made to the Premises (excluding Landlord’s Work) which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Premises, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any new interpretations of any Law hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion. If the Premises is part of an industrial park complex (the "Complex"), Operating Costs, Taxes (defined below) and Insurance Costs (defined below) for the Complex may be prorated among the Premises and the other buildings of the Complex, as reasonably determined by Landlord based on square footage and expenses actually shared. Landlord hereby acknowledges that, as of the date of its signature hereto, the Premises is not part of a Complex.

Operating Costs shall not include costs for (i) capital improvements made to the Premises, other than capital improvements described in Section 4(b)(2) (J) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies (if any), and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Building or Land generally (e.g., tax disputes); (vii) Taxes; (viii) Insurance Costs; and (ix) renovating or otherwise improving space for occupants of the Premises or vacant space in the Premises.

(3)                Tenant shall also pay Tenant's Proportionate Share of the Taxes for each year and partial year falling within the Term. Tenant shall pay Tenant's Proportionate Share of Taxes in the same manner as provided above for Tenant's Proportionate Share of Operating Costs. "Taxes" means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Premises (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax, sales tax or use tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Premises, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Premises. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Premises, and all rights to receive notices of reappraisement. However, if requested in writing by Tenant, Landlord may agree (in Landlord’s sole discretion and at Tenant’s sole cost and expense) to work in good faith with Tenant to protest or appeal the appraised value of the Premises.

(4)                By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Taxes for the previous year (the "Operating Costs and Tax Statement") which will summarize all expenses. Upon written request, Landlord shall supply Tenant with invoices and other back-up items to detail all expenses. If Tenant's estimated payments of Operating Costs or Taxes under this Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed Tenant's Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant's estimated payments of Operating Costs or Taxes under this Section 4(b) for such year are less than Tenant's Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency.

(5)                With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Operating Costs for such period which vary with the occupancy of the Building shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

(6)       Following the first full year of the Term, in no event shall the Operating Costs of the Premises payable hereunder for any calendar year during the Lease Term increase (on an annual basis) by more than five percent (5%) on a cumulative, compounding basis, over the Operating Costs payable during the immediately preceding Lease Year; provided, however, such limitation shall not apply to Uncontrollable Costs (as hereinafter defined). For purposes of this Lease, “Uncontrollable Costs” shall mean all costs incurred by Landlord with respect to snow removal expenses, Insurance Costs, utilities, and Taxes.

(c)       Abatement. Basic Rent shall be conditionally abated during the first two (2) Lease Months of the Term. Commencing with the first day of the third (3rd) Lease Month of the Term, Tenant shall make Basic Rent payments as otherwise provided in this Lease.

The abatement of Basic Rent provided for herein is conditioned upon Tenant's full and timely performance of all of its obligations under this Lease. If at any time during the Term any monetary Event of Default by Tenant occurs, or any nonmonetary Event of Default occurs which costs (in the aggregate) in excess of the Security Deposit then being held by Landlord, then Landlord will provide Tenant with a written notice indicating that in the event Tenant fails to cure the Event of Default within ten (10) days, the abatement of Basic Rent provided for herein shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Basic Rent herein abated.

In consideration of said abatement, Tenant shall improve the Premises from a cosmetic perspective including, without limitation, repainting the Premises and updating the bathroom(s) in the Premises; however, failure of Tenant to do so shall not be a default for which repayment to Landlord by Tenant of the abated Basic Rent (as described in the immediately preceding paragraph) shall apply.

5.                   Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder not paid within five (5) days of the date due shall bear interest from the date due until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the "Default Rate"); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to the greater of (a) $50.00 or (b) five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

6.                   Security Deposit. On or before January 1, 2021, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable Law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered as a result of any breach of this Lease by Tenant. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord shall assign the Security Deposit to the transferee and, upon such transfer and the delivery to Tenant of an acknowledgement of the transferee's responsibility for the Security Deposit as provided by this Lease and the Law, Landlord thereafter shall have no further liability for the return of the Security Deposit.

7.                   Landlord's Maintenance Obligations. This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations are limited to the replacement of the Building's Structure; Landlord shall not be responsible for (1) any such work until Tenant notifies Landlord of the need therefor in writing or (2) for alterations to the Building's Structure required by applicable law because of Tenant's use of the Premises (which alterations shall be Tenant's responsibility). The Building's Structure does not include skylights, windows, glass or plate glass, doors or overhead doors, special fronts, or office entries, dock bumpers, dock plates or levelers, loading areas and docks, and loading dock equipment, all of which shall be maintained by Tenant. Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is specifically responsible for under this Lease shall be limited to the cost of performing the work. Additionally, Landlord shall maintain the parking areas, and other common areas of the Building, including driveways, alleys, landscape and grounds surrounding the Premises and utility lines in a good condition, consistent with the operation of a bulk warehouse/industrial or service center facility, including maintenance, repair, and replacement of the exterior of the Building (including painting), landscaping sprinkler systems, and any items normally associated with the foregoing. All costs in performing the work described in the foregoing sentence shall be included in Operating Costs. Tenant shall promptly notify Landlord in writing of any work required to be performed under this Section 7, and Landlord shall not be responsible for performing such work until Tenant delivers to Landlord such notice. Additionally, in no event shall Landlord be responsible for alterations to the Building's Structure required by applicable Law because of Tenant's use of the Premises (which alterations shall be made by Tenant at its sole cost and expense). Notwithstanding anything to the contrary contained herein, Landlord shall, in its sole and reasonable discretion, determine the appropriate remedial action required of it to satisfy its maintenance obligations hereunder (e.g., Landlord shall, in its sole discretion, reasonably determine whether, and to the extent, repairs or replacements are the appropriate remedial action).

8.                   Improvements; Alterations; Tenant's Maintenance and Repair Obligations.

(a)                 Improvements; Alterations. Landlord shall perform the work set forth on Exhibit C attached hereto and made a part hereof (sometimes referred to herein as “Landlord’s Work”). All other improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, (3) the appearance of the Building's common areas, or (4) the provision of services to other Building occupants (if any). Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

(b)                Repairs; Maintenance. Tenant shall maintain the Building Systems in good condition and repair. Tenant shall maintain the Premises, loading areas and dock, and loading dock equipment in connection with the Premises, in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer's suggested service programs, all portions of the Premises, Tenant's Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises including loading docks, sump pumps, dock wells, dock equipment and loading areas, dock doors, dock seals, overhead doors, "levellors" and similar leveling equipment, plumbing, water, fire sprinkler system, and sewer lines up to points of common connection, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems (including any evaporative units), and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. No later than 14 days prior to the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that all such items which Tenant is required to maintain hereunder are then in good repair and condition, normal wear and tear excepted, and have been maintained in accordance with this Section 8. If Tenant fails to perform Tenant’s maintenance obligations, and such failure continues for fifteen (15) days after written notice from Landlord, Landlord may perform Tenant's maintenance obligations at Tenant's cost. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after receipt of written notice of the occurrence of such damage, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The reasonable cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

Tenant shall, at Tenant’s expense, enter into (i) a maintenance contract with respect to the HVAC system serving the Premises which contract shall, at a minimum, include quarterly performance of those items set forth on Exhibit F attached hereto, and (ii) a maintenance contract with respect to the fire protection system serving the Premises, in each case with a contractor reasonably approved by Landlord, copies of which contracts will be provided to Landlord upon Landlord’s request. Tenant shall be responsible, at Tenant’s cost, for any required repairs to any HVAC unit specifically serving the Premises as of the date hereof.

(c)                 Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord's property management company and Landlord's asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems). All such work which may affect the Building's Structure or the Building's Systems must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord's roofing contractor, and no such work will be permitted if it would void or reduce the warranty on the roof.

 (d)                Mechanic's Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic's liens to be filed against the Premises or the Premises in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within thirty days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Premises or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of "landlord-tenant" (thereby excluding a relationship of "owner-contractor," "owner-agent" or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Premises or Landlord's interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys' fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

(e)                 Janitorial Services. Tenant, at its sole expense, shall provide its own janitorial services to the Premises and shall maintain the Premises in a clean and safe condition. Tenant shall store all trash and garbage within the area and in receptacles designated from time to time by Landlord and shall, at its sole expense, arrange for the regular pickup of such trash and garbage at times, and pursuant to reasonable regulations, established by Landlord from time to time. If Tenant fails to provide janitorial services to the Premises or trash removal services in compliance with the foregoing, and such failure continues for ten (10) days after written notice from Landlord, Landlord, in addition to any other rights and remedies available to it, may provide such services, and Tenant shall pay to Landlord the cost thereof, plus an administrative fee equal to 15% of such cost, within ten days after Landlord delivers to Tenant an invoice therefor.

9.                   Utilities. Tenant shall pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, connection charges, maintenance charges, and the like pertaining to Tenant's use of the Premises. To the extent any utility service for the Premises is submetered, the meter shall be read by Landlord or Landlord's designee, and Tenant shall pay to Landlord, within 30 days after receipt of an invoice therefor, the cost of such service based on rates charged for such service by the utility company furnishing such service, including all fuel adjustment charges, demand charges and taxes. To the extent that any particular utility is not separately metered or submetered as provided above (e.g., water or sewer charges), Landlord shall, using its good-faith, reasonable judgment, allocate the expenses for such utility among the existing tenants of the Premises based upon density, usage, and other factors in Landlord's reasonable judgment. Tenant, at its expense, shall obtain all utility services for the Premises (other than a utility that is submetered or otherwise provided to the Premises by Landlord), including making all applications therefor, obtaining meters and other related equipment, and paying all deposits and connection charges. Landlord shall not be liable for any interruption or failure of utility service to the Premises, and such interruption or failure of utility service shall not be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises for more than 5 consecutive business days because of the unavailability of any such service and such unavailability was caused by Landlord and restoration of such service is within the reasonable control of Landlord, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 5-day period) that Tenant is so prevented from using the Premises. Rent shall not abate by reason of the interruption, insufficiency, unavailability or discontinuance of such service if such unavailability or discontinuance was not caused by Landlord and restoration of such service is not within the reasonable control of Landlord.

10.                Use. Tenant shall occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to this Lease and/or the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building's Structure or the Building's Systems or subject the Premises to use that would damage the Premises. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the "Disabilities Acts") within the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (except as provided in Section 27 hereto). Outside storage, including storage of trucks or other vehicles, is prohibited without Landlord's prior written consent. If, because of a Tenant Party's acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants (if any) or Landlord in its management of the Building.

11.                Assignment and Subletting.

(a)                 Transfers. Except as provided in Section 11(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 11(a)(h)(1) through 11(a) (6) being a "Transfer").

(b)                Consent Standards. Landlord shall not unreasonably withhold its consent to any Transfer or assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, (3) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building or Complex, (4) will not use the Premises, Building or Premises in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Premises, (5) is not a governmental entity, or subdivision or agency thereof, (6) is not another occupant of the Building or Complex, (7) is in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto; and (8) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists beyond applicable notice and opportunity to cure.

(c)                 Request for Consent. If Tenant requests Landlord's consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord's expenses in reviewing such request and for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer.

(d)                Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e)                 Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 11(e). The provisions of this Section 11(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f)                  Cancellation. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting (the “Consent Request”), by written notice (the “Cancellation Notice”) to Tenant, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing, Tenant shall have the right to withdraw its Consent Request by giving Landlord written notice of its election to withdraw same within ten (10) days after receipt of a Cancellation Notice, in which event Tenant’s respective Consent Request and Landlord’s respective Cancellation Notice shall each be of no further force or effect.

(g)                Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, one-half (1/2) of the excess of (1) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (2) the Rent allocable to the portion of the Premises covered thereby.

(h)                Permitted Transfers. Notwithstanding Section 11(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord:

(1)                an Affiliate of Tenant;

(2)                any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(3)                any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, the Complex, Landlord or other tenants (if any) of the Building or Complex. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer, (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee, and (D) evidence of compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto, including the name and address of the Permitted Transferee and any entities and persons who own, control or direct the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Tangible Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 11.

12.                Insurance; Waivers; Subrogation; Indemnity.

(a)                 Tenant's Insurance. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord's property management company, Landlord's asset management company and, if requested in writing by Landlord, Landlord's Mortgagee against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant's Off-Premises Equipment, (B) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord's Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Premises by or on behalf of a Tenant Party (including Tenant's Off-Premises Equipment), (D) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (E) worker's compensation insurance, and (F) business interruption insurance in an amount reasonably acceptable to Landlord. The commercial general liability insurance to be maintained by Tenant may have a deductible of no more than $5,000 per occurrence; the property insurance to be maintained by Tenant may have a deductible of no more than $25,000 per occurrence; and, all other insurance to be maintained by Tenant shall have no deductible. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least 15 days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies with a Best's rating of A-:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost.

(b)                Landlord's Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building's replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Premises shall be included in Insurance Costs (defined below). The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c)                 No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 12 that covers the Premises, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Premises, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Premises.

(d)                Indemnity. Subject to Section 12(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys' fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss or loss of use of, any property or inconvenience (each, a "Loss"; collectively, “Losses”) (1) occurring in or on the Premises (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (2) occurring in the Premises except to the extent caused by the negligence or willful misconduct of Landlord and its representatives and agents, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Premises, including Tenant's Off-Premises Equipment. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

Subject to Section 12(c), and except to the extent caused by the negligence or willful misconduct of Tenant Parties (as defined below), Landlord shall indemnify, defend, protect, and hold harmless Tenant, its officers, directors, agents, contractors and employees (collectively, “Tenant Parties”) from and against all reasonable Losses actually incurred or suffered by Tenant Parties as a result of the gross negligence or willful misconduct of Landlord.

The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease.

(e)                 Cost of Landlord's Insurance. Tenant shall pay Tenant's Proportionate Share of the cost of the property and liability insurance carried by Landlord from time to time with respect to the Building (including other improvements and Landlord's personal property used in connection therewith), which may include fire and extended coverage insurance (including extended and broad form coverage risks, mudslide, land subsidence, volcanic eruption, flood, earthquake and rent loss insurance) and comprehensive general public liability insurance and excess liability insurance, in such amounts and containing such terms as Landlord deems necessary or desirable (collectively, "Insurance Costs"). During each month of the Term, Tenant shall make a monthly payment to Landlord equal to 1/12th of Tenant's Proportionate Share of Insurance Costs that will be due and payable for that particular year. Each payment of Insurance Costs shall be due and payable at the same time as, and in the same manner as, provided above for Tenant's Proportionate Share of Operating Costs. The initial monthly payment of Insurance Costs is based upon Landlord's good faith estimate of Tenant's Proportionate Share of the estimated Insurance Costs for the remainder of the first calendar year. The monthly payment of Insurance Costs is subject to increase or decrease as determined by Landlord to reflect accurately Tenant's Proportionate Share of estimated Insurance Costs. If, following Landlord's receipt of the bill for the insurance premiums for a calendar year, Landlord determines that Tenant's total payments of Insurance Costs are less than Tenant's Proportionate Share of actual Insurance Costs, Tenant shall pay to Landlord the difference upon demand; if Tenant's total payments of Insurance Costs are more than Tenant's Proportionate Share of actual Insurance Costs, Landlord shall retain such excess and credit it to Tenant's future payments of Insurance Costs (unless such adjustment is at the end of the Term, in which event Landlord shall refund such excess to Tenant).

13.                Subordination; Attornment; Notice to Landlord's Mortgagee.

(a)                 Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "Mortgage"), or any ground lease, master lease, or primary lease (each, a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "Landlord's Mortgagee"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease. Notwithstanding the above, Landlord agrees that within thirty (30) days following the date of this Lease, Landlord will request from the holders of any Mortgage as of the date of this Lease, a subordination, non-disturbance and attornment agreement ("SNDA") in favor of Tenant, on such holder's standard form of SNDA. However, if Tenant elects to negotiate the terms of any SNDA, Landlord makes no promises or guarantees that the lender will provide the SNDA or agree to any of Tenant’s requested changes and such failure of the lender to so agree will not constitute a default by Landlord under this Lease. Landlord shall not be obligated to expend any money to obtain an SNDA, and the inability or failure of Landlord to obtain such SNDA shall not constitute a default by Landlord hereunder, entitle Tenant to cancel or otherwise terminate this Lease, or affect the automatic subordination of this Lease, to all such mortgages, deeds to secure debt and other security instruments. If any lender charges Landlord any fees, including, without limitation, attorneys’ fees, in order to provide the SNDA, such fees and costs will be paid by Tenant.

(b)                Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c)                 Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

(d)                Landlord's Mortgagee's Protection Provisions. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Premises. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

14.                Rules and Regulations. Tenant shall comply with the rules and regulations of the Premises which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Premises and related facilities, provided that such changes are applicable to all tenants (if more than one) of the Premises, will not unreasonably interfere with Tenant's use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

15.                Condemnation.

(a)                 Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.

(b)                Partial Taking - Tenant's Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c)                 Partial Taking - Landlord's Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 15(b).

(d)                Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant's sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section.

(e)                 Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

16.                Fire or Other Casualty.

(a)                 Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

(b)                Tenant's Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 270 days after the commencement of repairs (the "Repair Period"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(c)                 Landlord's Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord's insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(d)                Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 16, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e)                 Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

17.                Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Premises.

18.                Events of Default. Each of the following occurrences shall be an "Event of Default":

(a)                 Payment Default. Tenant's failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same has not been received when due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

(b)                Abandonment. Tenant abandons the Premises;

(c)                 Estoppel. Tenant fails to provide any estoppel certificate after Landlord's written request therefor pursuant to Section 26(e) and such failure shall continue for five days after Landlord's second written notice thereof to Tenant;

(d)                Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 12(a);

(e)                 Mechanic's Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises or the Premises for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);

(f)                  Other Defaults. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof (provided, however, if the nature of the cure is such that it will take longer than 30 days to complete, Tenant shall have additional time to cure and will not be in Default if Tenant commences to cure within said 30 days and diligently prosecutes said cure to completion (not to exceed sixty (60) days)); and

(g)                Insolvency. The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 18(g), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; (4) for the reorganization or modification of Tenant's capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

19.                Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a)                 Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 20(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southeast Edition, in its listing of "Money Rates" minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

(b)                Termination of Possession. Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 20(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 19(b), Landlord may remove all of Tenant's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Complex and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord's leasing criteria. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 19(b). If Landlord elects to proceed under this Section 19(b), it may at any time elect to terminate this Lease under Section 19(a);

(c)                 Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant's name and on Tenant's behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate;

(d)                Suspension of Services. Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or

(e)                 Alteration of Locks. Intentionally deleted.

20.                Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a)                 Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

(b)                No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c)                 Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord's Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees) arising from Tenant's failure to perform its obligations under this Lease.

21.                Landlord's Lien. In addition to any statutory landlord's lien, now or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all of Tenant's property situated in, or upon, or used in connection with the Premises or the Premises, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the "Collateral"), and the Collateral shall not be removed from the Premises or the Premises without the prior written consent of Landlord until all obligations of Tenant have been fully performed. Such personalty thus encumbered includes specifically all trade and other fixtures for the purpose of this Section 21 and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the "UCC"). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days' prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant's expense at the state and county Uniform Commercial Code filing offices. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 21, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Within ten days following written request therefor, Tenant shall execute financing statements to be filed of record to perfect Landlord's security interest in the Collateral. Notwithstanding the above, upon written request from Tenant, Landlord agrees to waive or subordinate its interest in the Collateral in favor of Tenant’s lender, which has a security interest in all of Tenant’s personal property located in the Premises, by signing an agreement in favor of Tenant’s lender acknowledging such waiver or subordination and permitting Tenant’s lender to enter the Premises for the limited purpose of removing the Collateral in substantially the same form as attached hereto as Exhibit G and made a part hereof.

22.                Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 15 and 16 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord's option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant's Off-Premises Equipment) as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 21. The provisions of this Section 22 shall survive the end of the Term.

23.                Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 150% of the Basic Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. The provisions of this Section 23 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost rents to Landlord resulting therefrom.

24.                Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

(a)                 Building Operations. To make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Premises, or any part thereof; to enter upon the Premises (after giving Tenant reasonable prior notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required).

(b)                Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

(c)                 Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(d)                Prospective Tenants. At any time during the last 9 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

25.                Intentionally omitted.

26.                Miscellaneous.

(a)                 Landlord Transfer. Landlord may transfer any portion of the Premises and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord's obligations hereunder arising from and after the transfer date and Landlord transfers the Security Deposit to the assignee.

(b)                Landlord's Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and the rents derived therefrom, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. The provisions of this Section shall survive any expiration or termination of this Lease.

(c)                 Force Majeure. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d)                Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than MK Management Company, Inc. and Reliant Real Estate Services LLC, whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any other brokers or agents claiming the same by, through, or under the indemnifying party. This provision shall survive the expiration or earlier termination of this Lease. Certain principals of Landlord hold a Georgia real estate license.

(e)                 Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Premises, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit D. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord's Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise agreed in writing; (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges (unless Tenant has alleged same in writing to Landlord); and (5) Landlord is not in default under this Lease (unless Tenant has sent written notice to Landlord of a default). In such event, Tenant shall be estopped from denying the truth of the presumed facts.

(f)                  Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g)                Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)                Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 26(f); nor shall the use of the phrase "in writing" or the word "written" be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 26(f). The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i)                  Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j)                  No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k)                No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l)                  Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m)               Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n)                Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o)                Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

(p)                Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Premises, Tenant shall promptly notify Landlord thereof in writing.

(q)                Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(r)                  Financial Reports. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(r) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(s)                 Landlord's Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(t)                  Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have the right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("Telecommunications Services"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(u)                Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent; however, Tenant may disclose the terms and conditions of this Lease to its attorneys, accountants, employees, agents and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(v)                Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so, and that Tenant's organizational identification number assigned by the Georgia Secretary of State is listed on the signature page of this Lease. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(w)               Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Building, Landlord is not providing any security services with respect to the Premises or Tenant's Off-Premises Equipment and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any area where Tenant's Off-Premises Equipment is located or any other breach of security with respect to the Premises or Tenant's Off-Premises Equipment.

(x)                List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A - Description of the Land
Exhibit B - Building Rules and Regulations
Exhibit C – Landlord’s Work
Exhibit D - Form of Tenant Estoppel Certificate

Exhibit E – Form of Guaranty Agreement

Exhibit F – Maintenance Requirements

(y)                Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

(z)                 No Invasive Testing. Tenant shall not undertake, nor shall Tenant permit any Tenant Party to undertake, any invasive investigation, drilling or sampling of the soil or groundwater at the Premises without the prior written consent of Landlord, which consent shall be in Landlord's sole discretion.

27.                Environmental Requirements.

(a)                 Prohibition against Hazardous Materials. Except for Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Materials upon the Premises or in the Premises or transport, store, use, generate, manufacture, dispose, or release any Hazardous Materials on or from the Premises or the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises or in the Premises, Tenant shall promptly notify Landlord of any spill, release, discharge or disposal of Hazardous Materials at, on, under or from the Premises or Property in violation of any Environmental Requirements, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Premises of any Environmental Requirement.

(b)                Environmental Requirements. The term "Environmental Requirements" means all Laws regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Premises or the environment including the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including nuisance or trespass, and any other requirements of Section 14 and Exhibit B of this Lease. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises or the Premises by a Tenant Party and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(c)                 Removal of Hazardous Materials. Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by a Tenant Party onto or from the Premises or the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or the Premises or require the recording of any deed restriction or notice regarding the Premises or the Premises. Tenant shall perform such work at any time during the period of this Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant's right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant's right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including an action to compel Tenant to perform such work), perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten days after Landlord's request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises or the Premises without the written approval of the Landlord.

(d)                Tenant's Indemnity. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including diminution in value of the Premises or the Premises and loss of rental income from the Premises), liabilities (INCLUDING ANY STRICT LIABILITY), claims, demands, actions, suits, damages (including punitive damages), expenses (including remediation, removal, repair, corrective action, or cleanup expenses), and costs (including actual attorneys' fees, consultant fees or expert fees and including removal or management of any asbestos brought into the Premises by a Tenant party or disturbed in breach of the requirements of this Section 27, regardless of whether such removal or management is required by Law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Section 27 by a Tenant Party regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Section 27 shall survive any expiration or termination of this Lease.

(e)                 Inspections and Tests. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Section 27, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior written notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises or the Premises. Tenant shall, within five days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises or the Premises. Upon request, Tenant shall provide Landlord with an inventory of Hazardous Materials located at, on or in the Premises and copies of any Material Safety Data Sheet in Tenant's possession required by any Environmental Requirement or related to any Hazardous Material.

(f)                  Tenant's Financial Assurance in the Event of a Breach. In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Section 27 that is not cured within 30 days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Section 27 are in addition to and not in lieu of any other provision in this Lease. Tenant's obligations under this Section 27 shall also apply to the areas where Tenant's Off-Premises Equipment is located.

28.                Parking. Tenant shall have the non-exclusive right, in common with other tenants of the Building, if any, to use all parking spaces associated with the Building. Landlord shall use its reasonable discretion in allocating parking spaces to the tenants of the Building if more than one tenant, taking into consideration all factors Landlord deems relevant, including the density and type (e.g., office or industrial) of use conducted by the tenants of the Building in their respective premises. Initially, Tenant shall have the non-exclusive right to use all of the parking spaces associated with the Building. Parking spaces will be available to Tenant without charge during the Term. Landlord shall not be responsible for enforcing Tenant's parking rights against third parties.

29.                LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

30.                Guaranty. This Lease has been entered into by Lessor in reliance upon Tenant’s representation that Tenant’s obligations hereunder will be personally guaranteed by Luvu Brands, Inc. (“Guarantor”). Contemporaneously with Tenant’s execution of this Lease, Tenant shall have the Guaranty Agreement attached hereto as Exhibit E executed by Guarantor, and shall deliver such executed Guaranty Agreement to Landlord contemporaneously with Tenant’s delivery of the executed Lease to Landlord. In the event that Tenant shall fail to deliver such executed Guaranty Agreement to Landlord contemporaneously with Tenant’s delivery of the executed Lease, then this Lease shall be voidable at Lessor’s sole discretion.

31.                Options to Renew. Tenant shall have the right to renew the term of this Lease for two (2) additional three (3) year periods. Said renewal options may be exercised by Tenant by delivering written to Landlord on or before 180 days prior to the end of the then current term of the Lease so long as (a) Tenant is not in default hereunder beyond applicable cure periods as of the date of delivery of such written notice, (b) Tenant is not in default hereunder beyond applicable notice and cure periods as of the date of commencement of such renewal term and (c) Tenant has not assigned or sublet this Lease without the consent of Landlord. In the event of any such renewal, the terms and provisions set forth herein shall remain in full force and effect in accordance with their terms, with the exception of the Basic Rent, which shall continue to increase at 3% annually. All Additional Rent under the Lease shall otherwise be payable in accordance with the terms of the Lease.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	GOODSON LAND PARTNERS, LLC, a Georgia limited liability company By:/s/ Adam K. Richards Name:Adam K. Richards Title: Manager Execution Date: November 2, 2020
TENANT:	ONE UP INNOVATIONS, INC., a Georgia corporation By: /s/ Louis S. Friedman Name: Louis S. Friedman Title: President and CEO Execution Date: October 30, 2020

EXHIBIT A

DESCRIPTION OF THE LAND

All that tract or parcel of land lying and being in Land Lots 248 and 249 of the 6th District of DeKalb County, Georgia, and in Land Lots 247, 248, 249 and 250 of the 6th District of Gwinnett County, Georgia, and being more particularly described as follows:

BEGINNING at 2” pipe found on the southwesterly right-of-way line of Bankers Industrial Drive 1,055.21 feet southeasterly from the intersection formed by the southwesterly right-of-way line of Bankers Industrial Drive with the southeasterly right-of-way line of Bankers Circle, as measured along the southwesterly right-of-way line of Bankers Industrial Drive (having a 60’ right-of-way), thence run along said right-of-way line of Bankers Industrial Drive South 34°53'30" East, a distance of 146.03 feet to a point; thence run southwest along said right-of-way line of Bankers Industrial Drive along the arc of a curve 280.21 feet, concave to the northeast, having a central angle of 69°48'11" and a radius of 230.00 feet and being subtended by a chord which bears South 69°45'52" East, a distance of 263.20 feet to a 2” pipe found located on the northwesterly right of way line of Norfolk Southern Railroad (variable right of way); thence leaving said right-of-way line of Bankers Industrial Drive, run thence along said Norfolk Southern Railroad right of way South 50°06'45" West, a distance of 985.58 feet to a 2” pipe found; thence leaving the aforesaid right of way line, run along the northeast property line of property now of formerly owned by Williams Energy Ventures, Inc., North 41°57'13" West, a distance of 430.31 feet to a 1” open top pipe found; thence along the east property line of property now or formerly owned by PCCP JSP Lincoln Parc Apartments, LLC., North 18°55'45" West, a distance of 21.59 feet to a ½” rebar found; thence along the southeast property line of property now or formerly owned by IC Industrial Reit, North 55°06'32" East, a distance of 878.32 feet to a 2” pipe found and the POINT OF BEGINNING.

Said tract containing 8.362 acres (364,239 SQ. FT.) as depicted on the ALTA / NSPS Land Title Survey prepared by Metro Engineering and Surveying Company, Inc. of McDonough, Georgia, dated 06-14-18. (Job No. 14388).

EXHIBIT B

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking areas associated therewith, and the appurtenances thereto:

1.                   Sidewalks, doorways, vestibules, halls, stairways, loading dock areas and associated overhead doors, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.                   Plumbing (including outside drains and sump pumps), fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.                   No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building visible from the exterior of the Premises without the prior written consent of Landlord, other than door signs which are permitted. Except as consented to in writing by Landlord or in accordance with Tenant's building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors, or windows which might appear unsightly from outside the Premises.

4.                   Tenant, at its expense, shall be responsible for providing all door locks in the Premises and shall provide to Landlord, at Tenant's expense, contemporaneously with the installation of such devices, a master key, card keys, access codes or other means to allow Landlord immediate access to all areas within the Premises.

5.                   Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

6.                   Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

7.                   Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them. Tenant shall not introduce, disturb or release asbestos or PCB's into or from the Premises.

8.                   Tenant shall not keep in the Building any flammable or explosive fluid or substance. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises without the prior written consent of Landlord. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

9.                   Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

10.                Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

11.                All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Parking on the grass is not permitted. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot." Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

12.                No tenant occupying less than 100% of the Building may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

13.                Tenant shall not permit storage outside the Premises, excluding outside storage of trucks and other vehicles which is permitted, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises; provided, however, that any vehicles, trucks or trailers stored must be in operable, good working condition.

14.                Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises.

15.                Tenant may park or operate any semi-trucks or semi-trailers in the parking areas associated with the Building.

16.                Tenant will not permit any Tenant Party to bring onto the Premises any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

17.                Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building, or permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

EXHIBIT C

LANDLORD’S WORK

1.                   Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into.

2.                   Scope of Work. Landlord, at its expense, shall perform the work in the Premises described below in this Exhibit (the "Work"). All Landlord’s Work will be diligently and timely performed with commercially reasonable efforts made to minimize interruption to Tenant’s business.

A.       Miscellaneous

• Patch and repair holes in exterior brick and block around the building and remove misc., unneeded items attached to the building

• Paint the exterior of the Building (including doors and metals)

• Remove all site fencing and bollards

• Replace all dock doors

• Replace all dock canopies

• Demo all dock seals

• Renovate overhang at office entry

• Update building and site lighting

• Paint new building address numbers on the front corner building façade

• Clear brush and overgrowth around the building perimeter

• Renovate landscaping

• Pressure wash sidewalks, concrete truck courts and drive-in ramps

• Install new bollards around electrical transformer at rear of property

• Replace seven (7) exterior metal personnel doors and hardware

• Replace four (4) sets of exterior metal stairs

• Demo and replace four (4) storefront windows at rear office area.

B.       Paving – See Schedule 1 attached hereto and made a part hereof

Schedule 1

1. Mill and Repave/Restripe, Repair/Replace Curbs as Needed
2. New Asphalt Paving/striping
3. New Asphalt Paving/striping
4. Concrete Repair
5. Mill and Repave, Repair/Replace Curbs as Needed
6. Mill and Repave/Restripe, Repair/Replace Curbs as Needed
7. Mill and Repave/Restripe, Repair/Replace Curbs as Needed
8. Repair/Replace Curbs as Needed

1
2
3
4
5
6
7
8

EXHIBIT D

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the office building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:

1.                   The Lease consists of the original Lease Agreement dated as of ___________, 20___ between Tenant and Landlord['s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state "none"):

The documents listed above are herein collectively referred to as the "Lease" and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2.                   The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section  1 above.

3.                   The Term commenced on __________________, 20__ and the Term expires, excluding any renewal options, on _____________________, 20__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4.                   Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"):

5.                   All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________. The current monthly installment of Basic Rent is $____________.

6.                   All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7.                   As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8.                   No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9.                   If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10.                There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11.                Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12.                Tenant is not itself, and is not directly or indirectly owned, controlled or supported by, a "Specially Designated National" or otherwise designated as a blocked person under any regulation of the Office of Foreign Assets Control, U.S. Department of Treasury (see: www.ustreas.gov/offices/enforcement/OFAC).

13.                All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord's Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord's Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of ____________________, 20_.

TENANT:	_____________________________________, a _______________ By: Name: Title:

EXHIBIT E

FORM OF GUARANTY AGREEMENT

THIS Guaranty Agreement (this “Guaranty”) is executed and delivered this 30th day of October, 2020 by LUVU BRANDS, INC., a Florida corporation (“Guarantor”) in favor of GOODSON LAND PARTNERS, LLC, a Georgia limited liability company (“Landlord”).

R E C I T A L S:

A.	One Up Innovations, Inc., a Georgia corporation (“Tenant”), and Landlord are party to that certain Lease Agreement dated November 2, 2020 (the “Lease”).

B.	In order to induce Landlord to enter into the Lease, Guarantor agreed to execute and deliver to Landlord this Guaranty.

C.	Guarantor acknowledges that Landlord would not have entered into the Lease without the execution and delivery by Guarantor of this Guaranty.

NOW THEREFORE, in consideration of the Premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees in favor of Landlord (and Landlord’s successors and assigns) as follows:

Guarantor hereby acknowledges and covenants that it has read the Lease and is aware of the terms, conditions, and requirements contained therein. Guarantor absolutely, unconditionally and irrevocably guarantees the prompt and complete payment and performance when due, whether by acceleration or otherwise, of all obligations, liabilities and covenants, whether now in existence or hereafter arising, of Tenant to Landlord, and arising under the Lease, including without limitation all amounts due to Landlord as Rent or otherwise under the Lease (the “Obligations”). Guarantor hereby agrees to pay and/or perform punctually, upon written demand by Landlord, each such Obligation which is not paid or performed as and when due and payable by Tenant, in like manner as such amount is due from Tenant. For purposes hereof, the Obligations shall be performed and/or due and payable when due and payable under the terms of the Lease notwithstanding the fact that the collection or enforcement thereof as against Tenant may be stayed or enjoined under Title 11 of the United States Code or similar applicable law. This Guaranty is one of payment and not of collection.

Guarantor’s obligations under this Guaranty are absolute and unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Lease, or by any other circumstance relating to the Obligations or the Lease which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety. Guarantor hereby irrevocably waives any and all suretyship defenses, defenses that could be asserted by Tenant (except payment) and all other defenses that would otherwise be available to Guarantor. All payments by Guarantor pursuant to this Guaranty shall be made without setoff. Landlord shall not be obligated to file any claim relating to the Obligations in the event that Tenant becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Landlord so to file shall not affect Guarantor’s obligations under this Guaranty. Guarantor irrevocably waives any right to require Landlord to pursue any other remedy in Landlord’s power whatsoever, whether against Tenant or any other obligor principally or secondarily obligated with respect to the Obligations. Guarantor irrevocably waives any defense arising by reason of any disability, bankruptcy, reorganization or similar proceeding involving Tenant. In furtherance of the foregoing, Guarantor hereby waives and agrees not to assert or take advantage of (a) the defense of the statute of limitations in any action hereunder or for the collection of any amounts or the performance of any obligations hereby guaranteed; (b) any defense that may arise by reasons of the incapacity, lack of authority, death or disability of Guarantor or any other person or entity, or the failure of Landlord to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of Tenant or any other person or entity; (c) any defense based on the failure of Landlord to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any other person whomsoever, in connection with any obligation hereby guaranteed; (d) any defense based upon an election of remedies by Landlord which destroys or otherwise impairs any subrogation or rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement, or both; (e) any defense based upon failure of Landlord to commence an action against Tenant; (f) any duty on the part of Landlord to disclose to Guarantor any facts it may now or hereafter know regarding Tenant; (g) acceptance or notice of acceptance of this Guaranty by Landlord; (h) notice of presentment and demand for payment of any of the amounts or performance of any of the obligations hereby guaranteed; (i) protest and notice of dishonor or of default or Guarantor or to any other party with respect to payment of the amounts or performance of obligations hereby guaranteed; (j) any and all other notices whatsoever to which Guarantor might otherwise be entitled; and (k) any defense based on lack of due diligence by Landlord in collection, protection or realization upon any collateral securing the amounts due and obligations of Tenant under the Lease. In the event that any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable under this Guaranty in respect of such Obligations as if such payment had not been made.

Guarantor agrees that a Landlord may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Guarantor, extend the time of payment of, or performance of, or renew, any of the Obligations, and may also make any agreement with Tenant or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of the Lease or any other agreement between Landlord and Tenant or any such other party or person, without in any way impairing, releasing or affecting the liabilities of Guarantor under this Guaranty.

Guarantor will not exercise any rights which it may acquire by way of subrogation until all of the Obligations to Landlord shall have been indefeasibly paid in full, or performed in its entirety. Any amount paid to Guarantor in violation of the preceding sentence shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied to the Obligations, whether matured or unmatured. Guarantor hereby subordinates any and all liabilities and indebtedness to Guarantor to the prior indefeasible payment in full of the Obligations.

This Guaranty shall remain in full force and effect and be binding upon Guarantor, its successors and assigns until all of the Obligations have been satisfied in full and the Lease shall have been terminated or fully performed. This Guaranty may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Landlord and Guarantor. This is a continuing Guaranty relating to all Obligations, including any arising during any holdover term or arising under transactions renewing or extending the term of the Lease, changing the terms of any Obligations, or creating new or additional Obligations after prior Obligations have in whole or in part been satisfied, regardless of any lapse of time. If any of the present or future Obligations are guaranteed by persons, partnerships, corporations or other entities in addition to Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of Guarantor under this Guaranty. The obligations of Guarantor hereunder shall be additional to, and not in substitution for, any security or other guarantee or indemnity at any time existing in respect of Tenant’s obligations, liabilities and covenants under the Lease.

No failure on the part of Landlord to exercise, and no delay in exercising, any right, remedy or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by Landlord of any right, remedy or power under this Guaranty preclude any other or future exercise of any right, remedy or power under this Guaranty. Each and every right, remedy and power granted to Landlord under this Guaranty or allowed it by law or by the Lease or any other agreement shall be cumulative and not exclusive of any other, and may be exercised by Landlord from time to time.

The liability of Guarantor is co-extensive with that of Tenant and also joint and several and this Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceeding on Landlord’s part of any kind or nature whatsoever against Tenant and without the necessity of any notice of nonpayment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. In furtherance of the foregoing, Guarantor waives any right to require that an action be brought against Tenant or any other person to require that resort be had to any security or to any deposit or credit in favor of Tenant or any other person. In the event of a default under the Lease, Landlord shall have the right to enforce its rights, powers and remedies thereunder or hereunder, in any order, and all rights, powers and remedies available to Landlord in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity.

Landlord may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the obligations of Guarantor hereunder: (a) take or fail to take any action of any kind in respect of any security for any obligation, covenant or liability of Tenant to Landlord, (b) exercise or refrain from exercising any rights against Tenant or others, (c) compromise or subordinate any obligation or liability of Tenant to Landlord including any security therefor, (d) consent to the assignment by Tenant of its interest in the Lease, or (e) consent to any other matter or thing under or relating to the Lease. Guarantor waives trial by jury in any action, proceeding or counterclaim, involving any matters whatsoever arising out of or in any way connected with the Guaranty. Guarantor agrees to reimburse Landlord for the costs and attorney’s fees incurred by reason of Landlord having to enforce this Guaranty.

Guarantor represents and warrants to Landlord that (a) the Lease has been duly authorized, executed and delivered by Tenant and is a legal, valid and binding instrument enforceable against Tenant in accordance with its terms, and (b) this Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding instrument enforceable against Guarantor in accordance with its terms.

Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of Landlord, and any purported assignment or delegation absent such consent is void. This Guaranty shall remain in full force and effect notwithstanding (a) any assignment or transfer by Tenant of its interest in the Lease (in which case this Guaranty shall apply, from and after such assignment or transfer, to all of the obligations, liabilities and covenants of the assignee or transferee under the Lease), or (b) any assignment or transfer by Landlord of its interest in the Lease (in which case Guarantor’s obligations under this Guaranty shall inure to the benefit of Landlord’s assignee or transferee), in each case irrespective of whether Guarantor has notice of or consents to any such assignment or transfer.

Guarantor warrants and represents to Landlord that any and all financial statements heretofore delivered by Guarantor to Landlord are true and correct in all respects as of the date hereof.

Guarantor jointly and severally waives any and all homestead and exemption rights which they may have under or by virtue of the Constitution or the laws of the United States of America or of any state as against this Guaranty, any renewal hereof, or any obligations represented hereby, and does jointly and severally transfer, convey and assign to Landlord a sufficient amount of such homestead exemption as may be allowed, including such homestead or exemption as may be set apart in bankruptcy, to pay all amounts due hereunder in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Landlord a sufficient amount of property or money set apart as exempt to pay the obligations guaranteed hereby, or any renewal thereof, and does hereby, jointly and severally, appoint Landlord the attorney-in-fact for each of then, to claim any and all homestead exemptions allowed by law.

Guarantor hereby agrees that it will make no transfer, sale, conveyance, encumbrance, or hypothecation of any part of its property unless said transfer, sale, conveyance, encumbrance, or hypothecation is for a good and fair consideration.

This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Landlord or any officer or agent of Landlord, except by a writing signed by a duly authorized officer of Landlord and bearing the seal of Landlord. This Guaranty shall be irrevocable by Guarantor until all obligations and undertakings of Tenant under, by reason of, or pursuant to the Lease have been completely performed. If more than one individual or entity comprises Guarantor, then all individual and entities comprising Guarantor are and shall each be jointly and severally liable for the due and proper performance of Guarantor’s duties and obligations arising under or in connection with this Guaranty.

This Guaranty shall in no event be impaired by any change which may arise by reason of the death of Tenant or Guarantor, if individuals, or by reason of the dissolution of Tenant or Guarantor, if Tenant or Guarantor is a corporation or a partnership. The obligations under this Guaranty of two or more parties shall be joint and several. The use of the singular herein shall include the plural.

If any provision of this Guaranty or the application thereof shall be invalid or unenforceable to any extent, the remainder of this Guaranty and the application of such provisions shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

The obligations of Tenant under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require Guarantor hereunder to do and provide the same relative to Guarantor.

This Guaranty is assignable by Landlord, and any assignment hereof or any transfer or assignment of the Lease or portions thereof by Landlord shall operate to vest in any such assignee all rights and powers herein conferred upon and granted to Landlord.

All capitalized terms not otherwise defined in this Guaranty shall have the meaning set forth for same in the Lease.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AND LANDLORD JOINTLY AND SEVERALLY AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF GEORGIA, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING OR RELATING TO THIS GUARANTY.

Guarantor acknowledges its address and will notify Landlord of any changes thereto.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, this Guaranty Agreement has been executed and delivered as of the date and year first above written.

GUARANTOR: LUVU BRANDS, INC. a Florida corporation By: /s/ Louis S. Friedman____(SEAL) Name: Louis S. Friedman Title: President and CEO

Exhibit F

Maintenance Requirements

The following shall be included a preventative maintenance/service contract for servicing all heating and air conditioning systems within the Premises, with service to be performed on a quarterly basis.

•	Inspect belts for wear and tension, adjust or replace as necessary;
•	Lubricate all moving parts, as necessary;
•	Inspect and adjust all temperature and safety controls;
•	Check refrigeration system for leaks and operation;
•	Check refrigeration system for moisture;
•	Inspect compressor oil level and crank case heaters;
•	Check head pressure, suction pressure and oil pressure;
•	Inspect air filters, replace when necessary and change return air filters;
•	Check space conditions;
•	Check condensate drain pan, drain line and drain pump reservoirs to ensure they are clean and free from debris;
•	Add new anti-algae pan tablets to drain pan & pump reservoir;
•	Flush all condensate drain lines & test drainage flow;
•	Test condensate safety switches operation;
•	Inspect and adjust all valves;
•	Check and adjust dampers;
•	Run machine through complete cycle; and
•	Report any system deficiencies and submit repair proposals.

Exhibit G

Form of Landlord’s Waiver and Consent

LANDLORD’S WAIVER AND CONSENT

The undersigned is the owner of the tract, piece or parcel of land described as:

Approximately 133,000 square feet of floor space known as 2745 Bankers Industrial Drive, Gwinnett, DeKalb, Georgia. (the “Premises”).

The Premises are now being occupied by One Up Innovations, Inc. (“Debtor”) as lessee. The undersigned understands that Advance Financial Corporation (“AFC”) desires to make a loan, extend credit or otherwise make a financial accommodation to Debtor (the “Loan”) and that Debtor will grant to AFC a security interest in Debtor’s present and future inventory (including, but not limited to, raw materials, work in process, unshipped merchandise, returned goods, goods held in trust for customers and finished goods) and other personal property of Debtor (including, but not limited to, machinery, tools, parts trade fixtures, and equipment (said inventory and other property being collectively referred to herein as “Collateral”) to secure the Loan and any and all other liabilities of Debtor to AFC, however created, arising or evidenced, whether direct or indirect, absolute or contingent, primary or secondary, now or hereafter arising, or due or to become due (collectively the “Liabilities”). The undersigned understands that AFC is willing to make the Loan only if the undersigned enters into this Waiver and Consent.

Now, THEREFORE, intending to be legally bound, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the undersigned agrees as follows:

1.       The undersigned agrees that any present or future claim of AFC against the Collateral shall be superior to any present or future lien, claim or right of the undersigned, whether arising by agreement, by statute or otherwise.

2.       The undersigned waives all right of levy, sale or distrait for non-payment of past, present or future rent, and all other claims and demands of every kind, against the Collateral. This waiver shall continue so long as any of the Liabilities are owed to AFC and such Liabilities are secured by the Collateral.

3.       The undersigned agrees that any or all of the Collateral may be affixed to the Premises, that the Collateral is to remain personal property regardless of how it is affixed to the Premises, and that title to the Collateral shall remain in Debtor (or its legal representatives, successors, agents or assigns) until all Liabilities which are secured by the Collateral have been paid to AFC.

4.       The undersigned further agrees that AFC or its assignees may enter the Premises at any time during the term of Debtor’s lease of the Premises with the undersigned to inspect or remove any or all of the Collateral from the Premises whenever AFC deems it necessary or appropriate to do so to protect AFC’s interest therein, with reasonable notice to the undersigned if Debtor is not occupying. Notice can be provided via email to: Adam Richards at arichards@reliant-re.com.

AFC agrees and stipulates that it shall be responsible and shall pay for any and all damages caused, directly or indirectly, by the removal of any Collateral from the Premises by AFC or its employees, agents or independent contractors. AFC agrees to pay the undersigned such amount of damages within ten (10) days after receipt of an invoice therefor.

5.       AFC may amend, waive, or assign the agreements pertaining to the Liabilities in whole or in part, or change the time or manner of payment of any of the Liabilities, without notifying the undersigned and without affecting the validity of this Waiver and Consent. AFC shall notify the undersigned if the Landlord’s Waiver and Consent is assigned to another entity.

6.       All of AFC’s rights and privileges under this Waiver and Consent shall inure to the benefit of AFC’s successors and assigns.

7.       This agreement shall not be recorded against the title of the Premises.

8.       If Debtor vacates the Premises, AFC shall remove all Collateral from the Premises within thirty (30) days of notice of Debtor’s vacating the Premises, however, AFC shall pay to the undersigned rent, and other charges due under the Lease of the Premises, prorated daily, calculated at the Debtor’s contractual rate, from the eleventh (11th) day from such notice until the day the Collateral is removed from the Premises. In no event, however, shall AFC have the right to access the Premises after the aforementioned thirty (30) day period.

9.	AFC shall not hold public auction or sale at the Premises of the Collateral.

Witness the hand(s) and seal(s) of this undersigned this 2nd day of November 2020.

Signed, sealed and delivered this ___ day of __________, 2020, in the presence of:	if a company: Goodson Land Partners, LLC Name of Limited Liability Company
Witness	By: /s/ Adam K. Richards
Title: Manager
Notary Public
Attest:___________________________
Title:____________________________

(Seal)